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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): April 7, 2006 (March 5, 2006)


                          BROOKMOUNT EXPLORATIONS INC.
             (Exact name of registrant as specified in its charter)

      Nevada                       001-32181                   98-0201259
(State of Incorporation)     (Commission File No.)           (IRS Employer
                                                           Identification No.)


             Suite 404-999 Canada Place, Vancouver,BC,Canada V6C 3E2 (Address of principal executive offices, including zip code)


                                (604) 676 - 5244
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

     ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On April 5, 2006, the Board of Directors of Brookmount Explorations (the "Company") authorized the establishment of the Brookmount Explorations 2006 Stock Plan (the "Plan"). The purposes of the Plan are:

     o to attract and retain the best available personnel for positions of substantial responsibility,

     o to provide additional incentive to Employees, Directors and Consultants, and

     o  to promote the success of the Company's business.

      The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Restricted Stock Units, Performance Units, Performance Shares and Other Stock Based Awards. The Plan reserves 20% of the Company's stock to be made available for purposes of awards to employees and directors and further authorizes a special grant of
3.6 million shares to certain employees for exceptional service and performance during 2005. In connection with these grants, the following individuals were granted the following awards: David Dadon, 1,000,000 shares; Peter Flueck, 1,000,000 shares; Zaf Sungur, 1,650,000 shares.


SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

     ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (b) Effective April 5, 2006, Victor Stilwell, Vice President & Director, resigned both positions with the Company. Under the terms of his separation agreement dated of the same date, Mr. Stilwell is entitled to keep 1,000,000 of the 1,650,000 of shares granted to him in connection with his employment. In addition, the Company granted Mr. Stilwell a warrant for 250,000 shares, exercisable at $0.31 for a term of one year.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

     ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

                  None.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.


Dated:  April 7, 2006                    BROOKMOUNT EXPLORATIONS INC.


                                         By:      /s/ Zaf Sungur
                                                  -------------
                                                  Zaf Sungur


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